As filed with the Securities and Exchange Commission on January 24, 2014.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________________

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)
_______________________

MARYLAND	36-4150422
(State of incorporation)	(I.R.S. employer identification number)

200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601
(Address of principal executive offices, including zip code)

JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN
(Full title of the plan)

MARK J. OHRINGER
EXECUTIVE VICE PRESIDENT AND SECRETARY
JONES LANG LASALLE INCORPORATED
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601
(312) 782-5800
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. Large accelerated filer [ X ] Accelerated filer [    ] Non-accelerated filer [    ] Smaller Reporting Company [ ]

_______________________

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Jones Lang LaSalle Incorporated(2)	$50,000,000	N/A	$50,000,000	$6,440 (1)

(1) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(h) under the Securities Act.
(2) The Jones Lang LaSalle Incorporated Deferred Compensation Plan obligations are unsecured obligations of Jones Lang LaSalle Incorporated to pay deferred compensation in the future in accordance with the Jones Lang LaSalle Incorporated Deferred Compensation Plan.

REGISTRATION OF ADDITIONAL SECURITIES

The Company is filing this registration statement to register $50,000,000 of additional interests in the Jones Lang LaSalle Deferred Compensation Plan (the “Plan”). Pursuant to General Instruction E of the instruction to Form S-8, the Registrant hereby incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 related to the Plan (File No. 333-180405).

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Jones Lang LaSalle Incorporated Deferred Compensation Plan Amended and Restated as of January 1, 2009
(incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the year ended December
31, 2008)

4.2	First Amendment to Deferred Compensation Plan dated as of December 15, 2011 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (File No. 333-180405))

5.1	Opinion of Mark. J. Ohringer, Esq.

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on January 24, 2014.

JONES LANG LASALLE INCORPORATED

By:	/s/ Christie B. Kelly
Name:	Christie B. Kelly
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin Dyer, Christie B. Kelly and Mark J. Ohringer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Colin Dyer	President, Chief Executive Officer	January 24, 2014
Colin Dyer	and Director (Principal Executive Officer)

/s/ Christie B. Kelly	Executive Vice President and Chief	January 24, 2014
Christie B. Kelly	Financial Officer (Principal Financial Officer)

/s/ Mark K. Engel	Controller (Principal Accounting Officer)	January 24, 2014
Mark K. Engel

SIGNATURE	TITLE	DATE

/s/ Sheila A. Penrose	Chairman of the Board of Directors	January 24, 2014
Sheila A. Penrose	and Director

/s/ Hugo Bagué	Director	January 24, 2014
Hugo Bagué

/s/ DeAnne Julius	Director	January 24, 2014
DeAnne Julius

/s/ Kate S. Lavelle	Director	January 24, 2014
Kate S. Lavelle

/s/ Martin H. Nesbitt	Director	January 24, 2014
Martin H. Nesbitt